Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

NeuroOne Medical Technologies Corporation

Eden Prairie, Minnesota

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-232656, No. 333-244487 and No. 333-252951), Form S-3 (No. 333-256830) and Form S-8 (No. 333-224572 and No. 333-261302) of NeuroOne Medical Technologies Corporation of our report dated December 8, 2020, relating to the financial statements, which appears in the Annual Report on Form 10-K/A. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Minneapolis, Minnesota

May 31, 2022